6.13

               INVESTMENT BANKING COMPENSATION AGREEMENT BETWEEN
   GREG PLUNKETT, INC. AND STEVE JIZMAGIAN AND RANDY HAAG DATED MARCH 7, 1995

                                   [TO COME]